Exhibit 5.1

Carey Olsen Bermuda Limited Rosebank Centre 5th Floor 11 Bermudiana Road Pembroke HM 08 Bermuda T +1 441 542 4500 E bermuda@careyolsen.com

Our ref	MJG/MF/MF/1067107/0010/B1780010v1

9 November 2023
Hamilton Insurance Group, Ltd. 1st Floor, Wellesley House North 90 Pitts Bay Road Pembroke HM 08 Bermuda
Dear Sirs
Hamilton Insurance Group, Ltd. (Registration No. 48117) (the "Company")
1.BACKGROUND
We have acted as special Bermuda legal counsel to the Company in connection with the registration statement on form S-8 filed with the U.S. Securities and Exchange Commission (the "Commission") on 9 November 2023 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933 (the "Securities Act") of 12,321,177 Class B Common Shares, par value of $0.01 each (the "Common Shares"), issuable pursuant to the Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan (the "2013 Plan") and the Hamilton Insurance Group, Ltd. 2023 Equity Incentive Plan (together with the 2013 Plan, the "Plans", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).
2.DEFINITIONS AND INTERPRETATION
2.1Capitalised terms used in this Opinion shall have the meanings given to them in Part A of Schedule 4 (Definitions and Interpretation).
Carey Olsen Bermuda Limited is a company limited by shares incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. The use of the title "Partner" is merely to denote seniority. Services are provided on the basis of our current terms of business, which can be viewed at: http://www.careyolsen.com/terms-business.

2.2This Opinion shall be interpreted and construed in accordance with Part B of Schedule 4 (Definitions and Interpretation).
3.SCOPE
3.1This Opinion is limited to: (a) matters of the law and practice of Bermuda as at the date of this Opinion; and (b) matters expressly stated in this Opinion.
3.2We have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.
3.3This Opinion is based only on those matters of fact known to us at the date of this Opinion.
4.DOCUMENTS EXAMINED AND SEARCHES
4.1In giving this Opinion we have examined a copy of each Document sent to us in electronic form by email.
4.2In addition, we have examined each Further Document.
4.3The Documents and the Further Documents are the only documents we have seen or examined for the purposes of this Opinion.
4.4The Searches are the only searches, investigations or enquiries we have carried out for the purposes of this Opinion.
5.ASSUMPTIONS AND QUALIFICATIONS
5.1This Opinion is given: (a) in reliance on the Assumptions; and (b) on the basis that the Assumptions (which we have not independently investigated or verified) are accurate, and have been accurate, in all respects at the date of this Opinion, and at all other relevant times.
5.2This Opinion is subject to the Qualifications.

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6.OPINION
We are of the opinion that:
6.1Due incorporation and valid existence
The Company is incorporated as an exempted company limited by shares, is validly existing under the law of Bermuda and was in good standing at the date of the ROC Certificate of Compliance.
6.2Securities
When issued and delivered against payment therefor in accordance with the terms of the Plans, the Common Shares will be validly issued, fully paid and non-assessable shares in the share capital of the Company.
7.LAW GOVERNING THIS OPINION, LIMITATIONS, BENEFIT, DISCLOSURE AND RELIANCE
7.1This Opinion is governed by and shall be construed in accordance with the law of Bermuda.
7.2We assume no obligation to advise you or any other person, or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed in this Opinion.
7.3This Opinion is issued solely for the purpose of the filing of the Registration Statement and the issuance of the Common Shares by the Company pursuant to the Plans and is not to be relied upon in respect of any other matter.
7.4We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly we do not admit to be an expert within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Yours faithfully
/s/ Carey Olsen Bermuda Limited
Carey Olsen Bermuda Limited

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SCHEDULE 1
DOCUMENTS EXAMINED
Part A
The Documents
1.the Registration Statement; and
2.the Plans.
Part B
Further Documents
1.A certified copy of:
(a)the Certificate of Incorporation;
(b)the Memorandum of Association;
(c)the Bye-laws;
(d)the Register;
(e)the Shareholder Records;
(f)the Director Resolutions;
(g)the Committee Resolutions; and
(h)the Shareholder Resolutions.
2.The ROC Certificate of Compliance.
3.The Public Records.
4.The Litigation Records

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SCHEDULE 2
ASSUMPTIONS
1Authenticity
The genuineness and authenticity of all signatures, initials, stamps, seals and markings on all documents examined by us, including, in the case of copy documents examined by us, on the originals of those copies.
2Copies
The completeness and conformity to original documents of all copies examined by us.
3Execution versions/drafts
Where we have been provided with a document (whether original or copy) in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft or execution version of the document provided to us and/or, where a document has been reviewed by us only in draft, execution or specimen form, it has been executed in the form of that draft, execution version or specimen.
4Share capital
On the date of issuance of any of the Common Shares, the Company will have sufficient authorised but unissued common shares.
5Listing
The Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, and the general permission issued by the Bermuda Monetary Authority as of 1 June 2005 will not have been revoked or amended at the time of issuance of any Common Shares.
6Resolutions
6.1No resolution has been passed by the board of directors of the Company (or any committee of the directors) or the shareholders of the Company and there is no agreement or arrangement otherwise in place:
(a)limiting the powers of the board of directors of the Company;

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(b)changing the quorum for meetings of the directors of the Company from that which is stated in the Bye-laws; or
(c)changing who may sign an instrument to which a seal of the Company is affixed or the number of such persons from that which is stated in the Bye-laws.
6.2The Director Resolutions and the Committee Resolutions were duly passed, are in full force and effect and have not been revoked, superseded or amended, and are the only resolutions passed by the directors of the Company (or any committee thereof) relating to the subject matter in those resolutions.
6.3The meeting at which the Director Resolutions and the Committee Resolutions were passed were duly convened and held and quorate throughout and the minutes of such meetings are an accurate record of the proceedings described therein.
6.4The Shareholder Resolutions were duly passed, are in full force and effect and have not been revoked, superseded or amended, and are the only resolutions passed by the members of the Company relating to the subject matter in those resolutions.
7Consideration
Upon issue of any Common Shares, the Company will receive or has received consideration for the full issue price thereof which shall be equal to at least the par value thereof.
8Register and Appointments
The accuracy and completeness of the Register and that each director, alternate director (if any) and secretary of the Company has been validly appointed and each person who acts on behalf of any corporate director or secretary of the Company is duly authorised to do so by that corporate director or secretary, respectively.
9Directors' duties
9.1When the directors of the Company passed the Director Resolutions, the directors of the Company were acting with a view to the best interests of the Company and were otherwise exercising their powers in accordance with their duties under applicable laws.
9.2Each director of the Company has disclosed all interests required to be disclosed by the Companies Act and the bye-laws in accordance with the provisions of the Companies Act and the Bye-laws.

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10Corporate Action
10.1All necessary corporate action has or will be taken to authorise and approve the issuance of any Award and of any Common Shares issued pursuant to any such Award, and that the applicable Award Agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.
10.2At the time of issue by the Committee of any Award, or any Common Shares pursuant to any such Award, the Committee was duly constituted and at the date hereof remains a duly constituted committee of the board of directors of the Company having the necessary powers and authorities to issue Awards and Common Shares pursuant to the Plans.
11No conflict – foreign law or regulation
There is no provision of the law or regulation of any jurisdiction other than Bermuda that would have any adverse implication in relation to the opinions expressed in this Opinion.
12Searches
12.1The Public Records are accurate and complete, with all documents or information that are required to be filed or registered by or in relation to the Company with the Registrar of Companies (whether or not any time limit for such filing or registration has yet expired) having been so filed or registered and appearing on the Public Records.
12.2The Litigation Records are accurate and complete.
12.3The ROC Certificate of Compliance is accurate and complete and there has been no change in the records relating to the Company available to the Registrar of Companies since the time of issue of the ROC Certificate of Compliance.
12.4There has been no change in the public records relating to the Company available for inspection on the companies register at the offices of the Registrar of Companies since the time we carried out the Public Records Search.
12.5There has been no change in the entries and filings in respect of the Company in the Cause Book of the Supreme Court or the Register of Judgments maintained at the Registry of the Supreme Court since the time we carried out the Litigation Search.

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13Other Documents
13.1The accuracy, correctness and completeness of all statements, assessments and opinions as to matters of fact contained in each Document and each Further Document.
13.2That there is no provision of any Award Agreement which would have any implication in relation to the opinions expressed herein.
14Unknown facts
That there is no document or other information or matter (including, without limitation, any arrangement or understanding) that has not been provided or disclosed to us that is relevant to or that might affect the opinions expressed in this Opinion.

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SCHEDULE 3
QUALIFICATIONS
1.Good Standing
The term "good standing" as used in this Opinion in respect of the Company means that the Company has received a ROC Certificate of Compliance from the Registrar of Companies indicating solely that it has not failed to make any filing with any Bermuda governmental authority, or failed to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.
2.No conflict – contractual obligations etc.
We offer no opinion on whether there are any contractual or other obligations or restrictions binding on the Company that would or could have any adverse implication in relation to the opinions expressed in this Opinion.
3.Representations and warranties
Unless expressly stated otherwise, we offer no opinion in relation to any representation or warranty made or given in or in connection with the Documents or any Further Document.
4.Non-Assessable
Any reference in this Opinion to securities being "non-assessable" means, in relation to fully-paid securities of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of securities, that: no security holder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their securities, to satisfy claims of creditors of the Company, or otherwise; and no security holder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a security holder, if and so far as the alteration requires him to take, or subscribe for additional securities, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

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5.Solvency
We express no opinion with respect to the issuance of Common Shares pursuant to any provision of the Plans that purports to obligate the Company to issue Common Shares following the commencement of a winding-up or liquidation.
6.Calculations/Certifications
Provisions in a Document (however expressed) to the effect that calculations and/or certifications and/or determinations will be conclusive and binding will not be effective if such calculations and/or certifications and/or determinations are fraudulent or erroneous on their face and will not necessarily prevent a judicial enquiry into the merits of any claim by the relevant party in relation to any such calculation, certification or determination or review by the courts of Bermuda of the grounds on which such calculation, certification or determination is made or given.
7.Effectiveness of Amendments
In addition, a document governed by Bermuda law guaranteeing or securing obligations under another document which may be amended in the future may not be enforceable in the event of such an amendment if the amendment was not within the original contemplation of the parties to the first document.
8.Severability
The question of whether any provisions of a document governed by Bermuda law which may be illegal, invalid or ineffective may be severed from the other provisions of such document would be determined by the courts at their discretion.
9.Searches/registries
9.1The Public Records Search and the Litigation Search are not conclusively capable of revealing whether or not:
9.1.1a winding up, dissolution, reconstruction or reorganisation order has been made or a resolution passed for the winding up, dissolution, reconstruction or reorganisation of the Company; or
9.1.2an order has been made or a resolution passed appointing a receiver or liquidator in respect of the Company,

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as notice of these matters might not be filed with the Registrar of Companies immediately or at all and, if filed, might not be entered on the public records of the Company immediately and orders made by the Supreme Court may not be entered into the Litigation Records immediately.
9.2The Litigation Search is capable of revealing only proceedings in the Supreme Court and not in any other court or tribunal including, for example, the Small Claims Court of the Magistrate's Court in Bermuda (which deals with debt claims under $25,000). The Litigation Search is not capable of revealing, among other things:
9.2.1matters that should have been filed or registered orders recently signed by the Supreme Court in chambers and not yet returned to the Supreme Court;
9.2.2any proceedings issued but not yet presented to the Supreme Court; or
9.2.3whether any proceedings are threatened.

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SCHEDULE 4
DEFINITIONS AND INTERPRETATION
Part A
Definitions

"Addressee"	means the addressee of this Opinion set out on the first page of this Opinion;

"Assumptions"	means the assumptions set out in Schedule 2 (Assumptions) of this Opinion;

"Award"	has the meaning ascribed thereto in the Plans;

"Award Agreement"	has the meaning ascribed thereto in the Plans;

"Bye-laws"	means the bye-laws of the Company, as referred to in the Secretary's Certificate;

"Certificate of Incorporation”	means the Company's certificate of incorporation, as referred to in the Secretary's Certificate;

"Committee"	has the meaning ascribed thereto in the Plans;

"Committee Resolutions"	means the extract of the minutes of the meeting of the compensation and personnel committee of the board of directors of the Company held on 11 August 2023, as referred to in the Secretary's Certificate;

"Companies Act"	means the Companies Act 1981;

"Director Resolutions"
means:
(a)the extract of the minutes of the meeting of the board of directors of the Company held on 11 August 2023, relating to, inter alia, the establishment of a compensation and personnel committee of the board of directors;
(b)the extract of the minutes of the meeting of the board of directors of the Company held on 6 September 2023, relating to, inter alia, the Registration Statement, as referred to in the Secretary's Certificate; and
(c)the unanimous written resolutions of the board of directors of the Company effective as of on 15 October 2023, relating to, inter alia, the Plans, as referred to in the Secretary's Certificate;

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"Documents"	means the documents listed in Part A of Schedule 1 (Documents Examined) of this Opinion;

"Further Documents"	means the documents listed in Part B of Schedule 1 (Documents Examined) of this Opinion;

"Litigation Records"
means the entries and filings in respect of the Company in the Cause Book of the Supreme Court and in the Register of Judgements maintained at the Registry of the Supreme Court at the time we carried out the Litigation Search;

"Litigation Search"	means our inspection of the Litigation Records on 8 November 2023 at 12.45 p.m.;

"Memorandum of Association"	means the memorandum of association of the Company, as referred to in the Secretary's Certificate;

"Opinion"	means this legal opinion and includes the Schedules;

"Public Records"	means the public records of the Company available for inspection at the offices of the Registrar of Companies at the time we carried out the Public Records Search;

"Public Records Search"	means our inspection of the Public Records on 8 November 2023 at 12.45 p.m.;

"Qualifications"	means the observations and qualifications set out in Schedule 3 (Qualifications) of this Opinion;

"Registrar of Companies"	means the Registrar of Companies in Bermuda;

"Register"	means the register of directors and officers of the Company as referred to in the Secretary's Certificate;

"ROC Certificate of Compliance"	means the certificate of compliance in respect of the Company dated 8 November 2023, issued by the Registrar of Companies;

"Searches"	means the Public Records Search and the Litigation Search;

"Secretary's Certificate"	means the certificate of the Secretary of the Company dated 9 November 2023;

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"Shareholder Records"	means the register of members of the Company, as referred to in the Secretary's Certificate;

"Shareholder Resolutions"	means the minutes of the annual general meeting of the Company held on 26 September 2023, as referred to in the Secretary's Certificate; and

"Supreme Court"	means the Supreme Court of Bermuda.
Part B
Interpretation
1.References in this Opinion to:
1.1a Schedule are references to a schedule to this Opinion;
1.2a "person" include any body of persons corporate or unincorporated;
1.3legislation include, where relevant, a reference to such legislation as amended at the date of this Opinion;
1.4"you" means the Addressee; and
1.5"we", "us" or "our" in relation to the examination, sight, receipt or review by us, or provision to us, of information or documents are references only to our lawyers who worked on the preparation of this Opinion in this matter.
2.Where a capitalised term appears in the left-hand column of Part A of Schedule 4 (Definitions and Interpretation) in the singular, its plural form, if used in this Opinion, shall be construed accordingly, and vice versa.
3.Headings in this Opinion are inserted for convenience only and shall not affect the construction of this Opinion.

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